Exhibit 16.1

PRICEWATERHOUSECOOPERS

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                                                   |  PricewaterhouseCoopers LLP
                                                   |  Suite 700
                                                   |  1850 North Central Avenue
                                                   |  Phoenix AZ 85004-4563
                                                   |  Telephone (602) 364 8000
                                                   |  Facsimile (602) 364 8001



September 5, 2003



Mr. Ryan Modesto
Vice President - Finance and Corporate Secretary
Azco Mining
7239 N. El Mirage Road
Glendale,  AZ  85307

Dear Mr. Modesto:

This is to confirm that the client-auditor relationship between Azco Mining Inc. (Commission File Number 0-20430) and PricewaterhouseCoopers LLP has ceased.



Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

cc:  Chief Accountant
     SECPS Letter File, Mail Stop 11-3
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549


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